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                                                                    EXHIBIT 99.6

_____________ December 11, 2000                           5:00 p.m. Eastern Time

Company Press Release

                            Matthews to Sell Assets

     Matthews Studio Equipment Group (the "Company"), which filed for bankruptcy in April, 2000, announced today that it has signed an Asset Purchase Agreement with Hollywood Rentals Production Services, LLC (the "Buyer") to sell the Company's Hollywood Rentals, HDI, ESS, Olesen and Four Star West operations for $17 million. Hollywood Rentals and HDI rent lighting and grip equipment to the entertainment production industry. ESS and Olesen sell expendable supplies and equipment used in entertainment production and production of live theater, and Four Star West rents theatrical lighting equipment to producers of live theater. The transaction is a sale of assets, with the Buyer assuming only specified liabilities. The Buyer's affiliates are Raleigh Enterprises, Jules & Associates, Inc., and CDM Interactive, Inc. (a company owned by Carlos D. DeMattos, the Company's Chairman and Chief Executive Officer).

     The transaction is subject to customary closing conditions including absence of a material change in the assets. The transaction is also subject to various conditions that may be imposed by the bankruptcy court. Closing of the transaction is to occur no later than January 29, 2001.

     The Company has retained Imperial Capital, LLC to assist the Company in selling the Company's remaining assets (which principally consist of the Four Star New York operation that rents theatrical lighting equipment to Broadway shows), and/or in obtaining an equity investment in the Company that would allow the Company to continue part of its business operations under a plan of reorganization. Regardless of whether the Company is successful in selling all of its assets or is able to reorganize its business by obtaining an additional equity investment, the Company expects that the equity interest of the existing shareholders of the Company will be extinguished. In no event does the Company believe that it will able to realize enough cash from the sale of its assets to satisfy the claims of the Company's secured and unsecured creditors and still make a distribution to its existing shareholders. Accordingly, the Company expects that existing shareholders will not receive any proceeds from the sale of the Company's assets and will not retain any ownership interest in the Company if the Company attempts to reorganize.

     There can be no assurance that the Company will be able to sell its remaining assets as ongoing businesses rather than as sales in liquidation or
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induce a third party to invest in the Company under a plan of reorganization.
Further, pending consummation of any transaction, the Company's business continues to be negatively affected by a number of factors and risks, including but not limited to, the factors described in the Company's filings with the Securities and Exchange Commission; and the ability of the Company to operate successfully under a Chapter 11 proceeding; obtain shipments and negotiate terms with vendors and service providers for current orders; attract and retain customers; generate cash flow; attract and retain key executives and associates; meet competitive pressures which may affect the nature and viability of the Company's business strategy; and manage its business notwithstanding potential adverse publicity.

     This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified above. Actual results may differ materially from those anticipated in any such forward-looking statements.

     Matthews Studio Equipment Group had been in the business of supplying traditional lighting, grip, transportation, generators, camera equipment, professional video and audio equipment, automated lighting and complete theatrical equipment and supplies to entertainment producers through its worldwide distribution network.

     Certain statements in this press release are forward-looking and are subject to risks and uncertainties. A more detailed discussion of risks attendant to the forward-looking statements included in this press release is set forth in the "Safe Harbor for Forward-Looking Statements" section of Company's Annual Report on Form 10-K for the period ended September 30, 1999, filed with the Securities and Exchange Commission, and in other reports filed with the SEC.


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Matthews Studio Equipment Group, Burbank
818/525-5200
Miles Stover

LAX1 #171277 v1